                                                                   Exhibit 10.15


                             EMPLOYMENT AGREEMENT


     AGREEMENT made as of this 1/st/ day of April, 2000, by and between Patrick
H. Kareiva (the "Employee") and Workgroup Technology Corporation, a Delaware corporation with its principal place of business at 91 Hartwell Avenue, Lexington, MA 02421 (the "Company").

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the mutual covenants and obligations herein contained, the parties hereto agree as follows:

     1.   Position and Responsibilities.  During the term of this Agreement, the
          -----------------------------
Employee agrees to serve as the President and Chief Executive Officer of the Company. The Employee shall at all times report to, and his activities shall at all times be subject to the direction and control of the Board of Directors of the Company (the "Board of Directors"), and the Employee shall exercise such powers and comply with and perform, faithfully and to the best of his ability, such directions and duties in relation to the business and affairs of the Company as may from time to time be vested in or requested of him. During the period of Employee's employment by the Company, Employee shall devote substantially all of his time and best efforts to the business of the Company. If Employee shall be elected to other offices of the Company or any of its affiliates, he shall serve in such positions without further compensation than provided for in this Agreement.

     2.  Compensation: Salary, Bonuses and Other Benefits.  During the term of
         ------------------------------------------------
this Agreement, the Company shall pay the Employee the following compensation:

     (A)  Salary.  In consideration of the services to be rendered by the
          ------
Employee to the Company, the Company shall pay to the Employee a monthly salary of Thirty Thousand Dollars ($30,000.00) for the period of his employment from April 1, 2000 through March 31, 2001 and a monthly salary of Thirty-Three Thousand Dollars ($33,000.00) from April 1, 2001 through March 31, 2002. Such salary shall be paid in conformity with the Company's customary practices for executive compensation, as such practices shall be established or modified from time to time.

     (B)  Benefits.  During the Employee's employment, the Employee will be
          --------
eligible to participate in the Company's standard benefit plans to the same extent as, and subject to the same terms, conditions and limitations applicable to, other employees of the Company of similar rank and tenure. Nothing contained in this Agreement shall prevent the Company from amending or terminating any employee benefit plan or program at any time in any manner or from changing carriers or from effecting modifications in insurance coverage for the Employee.

     (C)  Bonuses.  (1)  During each financial quarter ("Quarter") of Fiscal
          -------
Year 2001, the Employee shall be eligible to receive a bonus based on the total revenue for the Quarter (the "Total Revenue Bonus"). The Total Revenue Bonus, if any, shall be calculated as 2% of the Company's "total revenue" as reported on the Company's regularly prepared financial statements. Any such Total Revenue Bonus shall be earned as of the last day of a Quarter. The Total Revenue Bonus, if any, shall be paid on or before the last day of the calendar month immediately following the Quarter in which it is earned.

     (2) On or before February 15, 2001, the Board of Directors and the Employee shall agree upon the terms and conditions of a quarterly bonus program (the "Bonus Program") for Fiscal Year 2002 (the "2002 Quarterly Bonus"); provided, however, that the amount of a 2002 Quarterly Bonus earned by the
--------  -------
Employee shall not be less than 60% of the average amount of the Total Revenue Bonus earned by the

Employee for the Third Quarter of Fiscal Year 2001 (October 1, 2000 through December 31, 2000), if any, and the Fourth Quarter of Fiscal Year 2001 (January 1, 2001 through March 31, 2001), if any. Any such 2002 Quarterly Bonus shall be earned as of the last day of a Quarter. The 2002 Quarterly Bonus, if any, shall be paid on or before the last day of the calendar month immediately following the Quarter in which it is earned.

     (D)  Expenses.  The Company shall pay or reimburse the Employee for all
          --------
reasonable business expenses incurred or paid by the Employee in the performance of his duties and responsibilities hereunder in accordance with the expense policies of the Company as they may be established or modified from time to time.

     (E)  Vacation.  During the term hereof, the Employee shall be entitled to
          --------
four (4) weeks of vacation per fiscal year to be earned at the rate of one week for each fiscal quarter during which Employee is an employee in good standing on the first day of such fiscal quarter. Vacation will be taken at such times and intervals as shall be agreed to by the Company and the Employee in their reasonable discretion.

     (F) All payments in this Section 2 shall be subject to all applicable federal, state and local withholding, payroll and other taxes.

     3.   Term.  Subject to the earlier termination as hereafter provided in
          ----
Section 4, the term of this Agreement shall commence on April 1, 2000 and shall continue until March 31, 2002 (the "Initial Term"), provided, however, the
                                                    --------  -------
Employee's employment under this Agreement shall be automatically renewed thereafter for successive one (1) month terms unless ten (10) calendar days prior to the expiration of the Initial Term or any renewal term, either party shall give written notice of non-renewal to the other.

     4.   Termination. The Employee's employment under this Agreement may be
          -----------
terminated as follows:

     (A)  By Termination of the Agreement.  If this Agreement is terminated by
          -------------------------------
the Employee as set forth in Section 3 hereof, the Employee shall be entitled to no further payments, severance or other benefits after the termination date of the Agreement except as required by law.

     (B)  At the Employee's Option.  The Employee may terminate his employment
          -------------------------
hereunder at any time during the Initial Term of this Agreement by giving at least thirty (30) calendar days' advance written notice to the Company. In the event of such a termination at the Employee's option, the Company may accelerate Employee's departure date and shall have no obligation to pay Employee after his actual departure date. In the event of such a termination at the Employee's option, the Employee shall be entitled to no further payments, severance or other benefits after the effective date of his termination, except as otherwise required by law.

     (C)  At the election of the Company for Cause. The Company may, immediately
          ----------------------------------------
and unilaterally, terminate the Employee's employment hereunder "for cause" at any time during the term of this Agreement by providing Employee written notice of termination "for cause." Termination of the Employee's employment by the Company shall constitute a termination "for cause" under this Section 4(C) if such termination is for one or more of the following causes:

          (i) the willful failure or refusal of the Employee to render services to the Company in accordance with the duties of Chief Executive Officer;

          (ii) the commission by the Employee of an act of fraud or embezzlement;

          (iii)  the commission of illegal activity by the Employee; or

          (iv)   the Employee's breach of the terms of this Agreement.

     In the event of a termination "for cause" pursuant to the provisions of clauses (i) through (iv) above, inclusive, the Employee shall be entitled to no further payments, severance or other benefits except as otherwise required by law. Notwithstanding the foregoing, in the event that such termination occurs during Fiscal Year 2001, the Employee shall be entitled to receive a portion of a Total Revenue Bonus pro rated for the number of days the Employee was employed by the Company during the Quarter in which such termination occurs. Payment of such bonus shall be made within (5) business days after the date the Company releases its regularly prepared financial statements to the public. Notwithstanding the foregoing, in the event that such termination occurs during Fiscal Year 2002, the Employee shall be entitled to receive a portion of a 2002 Quarterly Bonus pro rated for the number of days the Employee was employed by the Company during the Quarter in which such termination occurs. Payment of such bonus shall be made in accordance with the terms of the Bonus Program.

     (D)  At the Election of the Company for Reasons Other than for Cause. The
          ---------------------------------------------------------------
Company may terminate the Employee's employment hereunder at any time during the Initial Term of this Agreement without cause by giving thirty (30) calendar days' advance written notice to the Employee of the Company's election to terminate. At the Company's sole option, the Company may give Employee thirty
(30) days pay in lieu of such notice. During such thirty (30) day period, the Employee will be available on a full-time basis for the benefit of the Company to assist the Company in making the transition to a successor officer of the Company. In the event of the Company's termination of Employee either under
Section 3 hereof, or under this Section 4(D), then, at the Employee's sole option, he shall be entitled to either: (1) a lump sum payment equivalent to nine (9) months of the Employee's then current salary, to be paid on the Company's next regularly scheduled payroll date, or (2) salary continuation payments for twelve (12) months at the Employee's then current salary rate, to be paid in accordance with the Company's normal payroll practices. In addition to the foregoing payment(s), (1) in the event that such termination occurs during Fiscal Year 2001, the Employee shall also be entitled to receive a portion of a Total Revenue Bonus pro rated for the number of days the Employee was employed by the Company during the Quarter in which such termination occurs and payment of such bonus shall be made within (5) business days after the date the Company releases its regularly prepared financial statements to the public, or (2) in the event that the Employee's termination occurs during Fiscal Year 2002, the Employee shall be entitled to receive a portion of a 2002 Quarterly Bonus pro rated for the number of days the Employee was employed by the Company during the Quarter in which such termination occurs and payment of such bonus shall be made in accordance with the terms of the Bonus Program. For purposes of calculating the pro rata bonus pursuant to this paragraph, if the Company gives the Employee thirty (30) days pay in lieu of notice, his termination shall be deemed to have occurred thirty calendar days from his last day of employment.

     (E)  Liquidity Event. In the event of a Liquidity Event, the Employee's
          ---------------
employment hereunder shall automatically terminate upon the effective date of the Liquidity Event, except in the case of the sale of all or substantially all of the assets of the Company, in which case Employee's employment shall terminate thirty (30) calendar days after the closing of such sale. In the event of the Company's termination of Employee under this Section 4(E), then, at the Employee's sole option, he shall be entitled to either: (1) a lump sum payment equivalent to nine (9) months of the Employee's then current salary, to be paid on the Company's next regularly scheduled payroll date, or (2) salary continuation payments for twelve (12) months at the Employee's then current salary rate, to be paid in accordance with the Company's normal payroll practices. In addition to the foregoing payment(s), (1) in the event that such termination occurs during Fiscal Year 2001, the Employee shall also be entitled to receive a portion of a Total Revenue Bonus pro rated for the number of days the Employee was employed by the Company during the Quarter in which such termination occurs and payment of such bonus shall be made within (5) business days after the date the Company releases its regularly prepared financial statements to the public, or (2) in the event that such termination occurs during Fiscal Year 2002, the Employee shall also be entitled to receive a portion of a 2002 Quarterly Bonus pro rated for the number of days the Employee was employed by the Company during the Quarter in which such termination occurs and payment of such bonus shall be made in accordance with the terms of the Bonus Program. For the purposes of this Agreement, "Liquidity Event" means (i) a sale of all or substantially all of the assets of the Company; (ii) a merger or consolidation of the Company with or into any other corporation, unless the Company is the surviving entity and the shareholders of the Company immediately prior to such event continue to own a majority of the outstanding shares of the Company after such event; or (iii) the transfer, in a single transaction or a series of related transactions, of a majority of the outstanding shares of the Company.

     5.   Survival of Certain Provisions. Provisions of this Agreement shall
          ------------------------------
survive any termination of employment of this Agreement if so provided herein or if necessary or desirable to fully accomplish the purposes of such provision. Without limiting the foregoing, the obligations of the parties under Sections 2, 4, 6 and 7 hereof expressly survive any termination of employment or termination of this Agreement.

     6.   Employee Noncompetition, Nonsolicitation, Nondisclosure and
          -----------------------------------------------------------
Developments Agreement. As a condition of his employment by the Company, the
----------------------
Employee shall enter into the Employee Noncompetition, Nonsolicitation, Nondisclosure and Developments Agreement (the "Employee Noncompetition, Nonsolicitation, Nondisclosure and Developments Agreement"), an original counterpart of which shall be attached hereto as Attachment A and incorporated
                                                 ------------
herein as if reproduced in its entirety.

     7.   Indemnification.  The Employee shall be entitled to indemnification in
          ---------------
accordance with the provisions of Article TENTH of the Amended and Restated Certificate of Incorporation of the Company, as in effect on the date hereof. During the period of Employee's employment with the Company, the Company shall not amend the provisions of said Article TENTH without the consent of the Employee. During the period of Employee's employment with the Company, the Company shall maintain its existing directors and officers insurance policy, with its current $5 million policy limits, for the benefit of the Employee. The Employee shall also be entitled to all other additional rights of indemnification and exculpation, if any, as may be provided by law or by Company policy in his capacity as an officer and employee of the Company.

     8.   Consent and Waiver by Third Parties.  The Employee hereby represents
          -----------------------------------
and warrants that he has obtained all waivers and/or consents from third parties which are necessary to enable him to enjoy employment with the Company on the terms and conditions set forth herein and to execute and perform this Agreement without being in conflict with any other agreement, obligation or understanding with any such third party. The Employee represents that he is not bound by any agreement or any other existing or previous business relationship which conflicts with, or may conflict with, the performance of his obligations hereunder or prevent the full performance of his duties and obligations hereunder.

     9.   Due Authorization.  The Company represents to Employee that this
          -----------------
Agreement has been duly authorized by all necessary corporate action and that, upon execution of this Agreement by the

Chairman of the Company, it will be a duly authorized, executed and delivered agreement of the Company, enforceable against it in accordance with its terms.

     10.  Governing Law. This Agreement, the employment relationship
          -------------
contemplated herein and any claim arising from such relationship, whether or not arising under this Agreement, shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without giving effect to the principles of choice of law or conflicts of laws of such Commonwealth and this Agreement shall be deemed to be performable in Massachusetts. Any claims or legal actions by one party against the other arising out of the relationship between the parties contemplated herein (whether or not arising under this Agreement) shall be commenced or maintained in any state or federal court located in Massachusetts, and Employee and Company hereby submit to the jurisdiction and venue of any such court.

     11.  Severability.  In case any one or more of the provisions contained in
          ------------
this Agreement for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable at law, such provision or provisions shall be construed and reformed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear.

     12.  Remedies Upon Breach.  The Employee agrees that any breach of this
          --------------------
Agreement by him will cause irreparable damage to the Company and that in the event of such breach the Company shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of Employee's obligations hereunder.

     13.  Waivers and Modifications.  This Agreement may be modified, and the
          -------------------------
rights, remedies and obligations contained in any provision hereof may be waived, only in accordance with this Section 13. No waiver by either party of any breach by the other or any provision hereof shall be deemed to be a waiver of any later or other breach thereof or as a waiver of any other provision of this Agreement. This Agreement sets forth all of the terms of the understandings between the parties with reference to the subject matter set forth herein and may not be waived, changed, discharged or terminated orally or by any course of dealing between the parties, but only by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought. No modification or waiver by the Company shall be effective without the consent of the Chairman of the Board of Directors.

     14.  Assignment.  The Employee may not assign any of his rights or delegate
          ----------
any of his duties or obligations under this Agreement provided, however, that the rights of Employee hereunder shall inure to the benefit of his legal representatives and heirs in the event of his death or disability. The rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company.

     15.  Entire Agreement.  This Agreement and the Employee Noncompetition,
          ----------------
Nonsolicitation, Nondisclosure and Developments Agreement constitute the entire understanding of the parties relating to the subject matter hereof and supersede and cancel all agreements, written or oral, made prior to the date hereof between the Employee and the Company.

     16.  Notices.  All notices hereunder shall be in writing and shall be
          -------
delivered in person or mailed by certified or registered mail, return receipt requested, addressed as follows:

     If to the Company, to:      Workgroup Technology Corporation
                                 91 Hartwell Avenue
                                 Lexington, MA 02421
                                 Attention:  Chairman of the Board

     With a Copy to:             Andrew E. Taylor, Jr. Esq.
                                 Testa, Hurwitz & Thibeault, LLP
                                 125 High Street
                                 Boston, MA 02110

     If to the Employee, to:     Patrick H. Kareiva
                                 Workgroup Technology Corporation
                                 91 Hartwell Avenue
                                 Lexington, MA 02421

     17.  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     18.  Section Headings.  The descriptive section headings herein have been
          ----------------
inserted for convenience only and shall not be deemed to define, limit, or otherwise affect the construction of any provision hereof.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement effective as of the date first above written.

                              WORKGROUP TECHNOLOGY CORPORATION


                              By:     /s/ James M. Carney
                                  --------------------------------------
                              Title:  Chairman of the Board


                                      /s/ Patrick H. Kareiva
                              ------------------------------------------
                              Patrick H. Kareiva

                                                                    Attachment A


                       WORKGROUP TECHNOLOGY CORPORATION

            EMPLOYEE NONCOMPETITION, NONSOLICITATION, NONDISCLOSURE
                          AND DEVELOPMENTS AGREEMENT

     In consideration for and as a condition of my initial or continuing employment by WORKGROUP TECHNOLOGY CORPORATION, or any of its subsidiaries, subdivisions or affiliates (hereafter, the "Company"), and the compensation received by me from the Company from time to time, I hereby agree with the Company, as follows:

     1.   Noncompetition Covenants.  During my employment with the Company,
          ------------------------
I will devote my full time and best efforts to the business of the Company. I further agree that during the period of my employment by the Company and for a period of one (1) year thereafter, regardless of the reason for the termination of such employment, I will not, directly or indirectly, whether alone or as a partner, joint venturer, officer, director, consultant, employee, independent contractor or stockholder of any company or business organization, engage in any business activity and/or accept employment with any person or entity, which is or may be directly or indirectly in competition with the products or services being marketed, promoted, distributed, developed, planned, sold or otherwise provided by the Company. The ownership by me of not more than one percent of the shares of capital stock of any corporation having a class of equity securities traded on a national securities exchange or on NASDAQ shall not be deemed, in and of itself, to violate this section.

     2.   Nonsolicitation.
          ---------------

     (a) During the period of my employment by the Company and for a period of one (1) year after termination of such employment, I will not directly or indirectly either for myself or for any other person, business, partnership, association, firm, company or corporation, call upon, solicit, divert or take away or attempt to solicit, divert or take away, any of the customers, prospective customers or business of the Company made known to me during my employment by the Company on behalf of a business in competition with the Company. For purposes of this Agreement, "prospective customers" shall include those customers being actively solicited by the Company during the period of my employment with the Company.

     (b) During my employment with the Company and for a period of one (1) year thereafter, I will not hire or engage (or be involved in the hiring of) any employee of the Company or induce, solicit, or recruit, or attempt to induce, solicit, or recruit, any employee of the Company to terminate his or her employment or otherwise cease his or her relationship with the Company.

     3.   Nondisclosure Obligations.
          -------------------------

     (a) I will not at any time, whether during or after the termination of my employment for any reason whatsoever, reveal to any person or entity any of the trade secrets or confidential information concerning the Company's organization, research and development activities, source code for software products, technical and engineering data and specifications, know-how, sales, marketing, field service, and maintenance operations, marketing plans and strategies, pricing policies, customer lists and accounts, existing and future products and services, inventions, systems, databases, plans and proposals, business, finances or financial information of the Company, except as may be required in the ordinary course of performing my duties as an employee of the Company. Further, I shall keep secret all matters entrusted to me and shall not use or disclose any such information in any manner which may injure or cause loss or may be calculated to injure or cause loss, whether directly or indirectly, to the Company.

     (b) I agree that during my employment I shall not make, use or permit to be used any Company documentation (as defined below) otherwise than for the benefit of the Company. I further agree that I shall not, after the termination of my employment for any reason, use or permit others to use any such Company documentation, it being agreed that all Company documentation shall be and remain the sole and exclusive property of the Company. Immediately upon the termination of my employment for any reason I shall deliver all of the foregoing, and all copies thereof, to the Company, at its main office. For purposes of this Agreement, the term "Company documentation" shall mean notes, memoranda, reports, proposals, lists, correspondence, records, drawings, sketches, blueprints, specifications, software programs, data, source code, documentation or other materials of any nature and in any form, whether written, printed, or in digital format or otherwise, relating to any matter within the scope of the business of the Company or concerning any of its dealings or affairs.

     (c) I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree that I owe the Company and such third parties, during the term of my employment and thereafter, regardless of the reason for my termination of employment, a duty to hold all such confidential or proprietary information in the strictest of confidence and not to disclose it to any person, firm or corporation (except as necessary in carrying out my work for the Company consistent with the Company's agreement with such third party) or to use it for the benefit of anyone other than for the Company or such third party (consistent with the Company's agreement with such third party) without the express written authorization of the Board of Directors of the Company.

     4.   Assignment of Developments.  If at any time or times during my
          --------------------------
employment, I shall (either alone or with others) make, conceive, create, discover, invent or reduce to practice any Development (as defined below) that:
(a) relates to the business of the Company or any customer of or supplier to the Company or any of the products or services being developed, manufactured or sold by the Company or which may be used in relation therewith; or (b) results from tasks assigned to me by the Company; or (c) results from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company, such Developments and the benefits thereof are and shall immediately become the sole and absolute property of the Company and its assigns, as works made for hire or otherwise. I shall promptly disclose to the Company (or any persons designated by it) each such Development. I hereby assign any rights (including, but not limited to, any inventions, patentable subject matter, copyrights and trademarks) I may have or acquire in the Developments and benefits and/or rights resulting therefrom to the Company and its assigns without further compensation and shall communicate, without cost or delay, and without disclosing to others the same, all available information relating thereto (with all necessary plans and models) to the Company. For purposes of this Agreement, the term "Development" shall mean any software programs, source code, software and systems documentation, designs, systems, trade secrets, specifications, flowcharts, logic diagrams, field service reports, engineering reports, technical data, know-how and specifications, management reports, internal reports and memoranda, customer lists, marketing plans, pricing policies, inventions, discoveries, improvements, modifications, intellectual property and any rights or any interest therein (whether or not patentable or registerable under copyright, trademark or similar statutes.)

     I will, during my employment and at any time thereafter, regardless of the reason for the termination of my employment, at the request and cost of the Company, promptly sign, execute, make and do all such deeds, documents, acts and things as the Company and its duly authorized officers may reasonably require:

               (a) to apply for, obtain, register and vest in the name of the Company alone (unless the Company otherwise directs) letters patent, copyrights, trademarks or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

               (b) to defend any judicial, opposition or other proceedings in respect of such applications and any judicial, opposition or other proceedings or petitions or applications for revocation of such letters patent, copyright, trademark or other analogous protection.

     In the event the Company is unable, after reasonable effort, to secure my signature on any application for letters patent, copyright or trademark registration or other documents regarding any legal protection relating to a Development, whether because of my physical or mental incapacity or for any other reason whatsoever, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and in my behalf and stead to execute and file any such application or applications or other documents and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright or trademark registrations or any other legal protection thereon with the same legal force and effect as if executed by me.

     I agree to keep and maintain adequate and current written records of all Developments made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company at all times.

     5.   Excluded Developments.  I represent that the Developments identified
          ---------------------
in the pages, if any, attached hereto as Exhibit A comprise all the unpatented and unregistered copyrightable Developments which I have made, conceived or created prior to my employment by the Company, which Developments are excluded from this Agreement. I understand that it is only necessary to list the title and purpose of such Developments but not details thereof. IF

THERE ARE ANY SUCH UNPATENTED OR UNREGISTERED COPYRIGHTABLE INVENTIONS TO BE EXCLUDED, THE UNDERSIGNED SHOULD INITIAL HERE. OTHERWISE IT WILL BE DEEMED THAT THERE ARE NO SUCH EXCLUSIONS. __________.

     6. Absence of Conflicting Agreements.  I understand that the Company does
        ---------------------------------
not desire to acquire from me trade secrets, know-how or confidential business information to which I may have been exposed by others. Accordingly, I agree that I will not during my employment with the Company improperly use or disclose any proprietary information or trade secrets of my former employers or of any other third parties, and that I will not bring onto the premises of the Company any unpublished document or any property belonging to my former employers or of any other third party, unless consented to in writing by said employers or third parties. I represent that I am not bound by any agreement or any other existing or previous business relationship which conflicts with or prevents the full performance of my duties and obligations to the Company during the course of my employment.

     I have attached hereto a copy of each agreement, if any, which presently relates to any post-employment obligations by me to any former employers. (Such copy specifies the other contracting party or employer, the date of such agreement, the date of termination of any employment.) IF THERE ARE ANY SUCH AGREEMENTS, THE UNDERSIGNED SHOULD INITIAL HERE. OTHERWISE IT WILL BE DEEMED THAT THERE ARE NO SUCH AGREEMENTS. __________________.

     7. Consent to use of name, picture.  I agree to and consent to the use of
        -------------------------------
my name, picture, signature, voice, image, and/or likeness by the Company for business-related purposes. Further, I waive all claims I have against the Company and its officers, employees, and agents arising out of the Company's business-related use, adaptation, reproduction, modification, distribution, exhibition, or other commercial exploitation of the undersigned's name, picture, signature, voice, image, and/or likeness, including but not limited to right of privacy, right of publicity and celebrity, use of voice, name or likeness, and copyright infringement. I further represent and warrant that I have not heretofore made any contract or commitment in conflict with this consent and waiver.

     8. Return of Materials.   I agree that, at the time of leaving the employ
        -------------------
of the Company for any reason, I will deliver to the Company (and will not keep in my possession or deliver to anyone else) any and all Company documentation, keys, materials, equipment, devices, other documents or property, or reproductions of any aforementioned items belonging to the Company, its successors or assigns. I further agree to return to or otherwise inform the Company of all means of access to any account, database, or computer system of the Company (whether personal to me or public, published or unpublished, standard or backdoor, including all account names, passwords, access codes, unique personal identification numbers, any code kept secret and any other means allowing employee access to Company data or documentation).

     9. Remedies Upon Breach.  I agree that any breach of this Agreement by me
        --------------------
will cause irreparable damage to the Company and that in the event of such breach, the Company shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of my obligations hereunder, without showing or proving actual damages or exhausting any Company remedy in the form of money damages, and without having to post a bond or any other security.

     10.  No Employment Obligations.  I understand that this Agreement does not
          -------------------------
create an obligation on the Company or any other person to continue my employment with the Company. I further acknowledge and agree that my employment is at-will, and that both I and the Company can terminate my employment without reason and at any time.

     11.  No Waiver.  Any waiver by the Company of a breach of any provision of
          ---------
this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof. Each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject matter so as to be unenforceable at law, such provision or provisions shall be construed and reformed by the appropriate judicial body by limiting and reducing it of them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear. I hereby further agree that the language of all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning and not strictly for or against any of the parties.

     12.  Survival of Obligations.  This Agreement shall be effective as of the
          -----------------------
date entered below. My obligations under this Agreement shall survive the termination of my relationship with the Company regardless of the manner of such termination.

     13.  Assignment by Company.  The term "Company" shall include Workgroup
          ---------------------
Technology Corporation, a Delaware corporation, and any of its subsidiaries, subdivisions or affiliates. The Company shall have the right to assign this Agreement to its successors and assigns, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by said successors or assigns.

     14.  Entire Agreement.  Subject to any prior confidentiality, non-
          ----------------
disclosure and/or intellectual property obligations I owe to the Company, this Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and supersedes all prior discussions, agreements and understandings between us respecting the subject matter hereof. Any amendment to or modification of this Agreement, or any waiver of any provision hereof, shall be in writing and signed by the Company. Any subsequent change or changes in my duties, salary compensation or employment status will not affect the validity or scope of this Agreement.

     15.  Governing Law.  This Agreement shall be governed by, and construed in
          --------------
accordance with, the laws of the Commonwealth of Massachusetts and shall in all respects be interpreted, enforced and governed under the internal and domestic laws of such state, without giving effect to the principles of conflicts of laws of such state. Any claims or legal actions by one party against the other arising out of the relationship between the parties contemplated herein (whether or not arising under this Agreement) shall be governed by the laws of Massachusetts and shall be commenced and maintained in any state or federal court located in Massachusetts, and both parties hereby submit to the jurisdiction and venue of any such court.

     16.  Reasonableness of Agreement.  I recognize and agree that the
          ---------------------------
enforcement of this Agreement is necessary to ensure the preservation, protection and continuity of the business, confidential business information, trade secrets and goodwill of the Company. I further agree that, due to the proprietary nature of the Company's business, the restrictions set forth in Sections 1, 2, 3, 4 and 7 of this Agreement are reasonable as to duration and scope.

     IN WITNESS WHEREOF, the undersigned Employee and the Company have executed this Agreement as of this 31/st/ day of May , 2000.
                          ------        ----- ----


WORKGROUP TECHNOLOGY                    EMPLOYEE:
 CORPORATION:


By: /s/ James M. Carney                 /s/ Patrick H. Kareiva
    ------------------------------      --------------------------
                                        Signature of Employee

Title: Chairman of the Board            Patrick H. Kareiva
       ---------------------------      --------------------------
                                        Print Name of Employee

                                   EXHIBIT A

                         LIST OF PRIOR INVENTIONS AND
                         ORIGINAL WORKS OF AUTHORSHIP



                                                       IDENTIFYING NUMBER
TITLE                       DATE                       OR BRIEF DESCRIPTION
-----                       ----